SECURITIES AND EXCHANGE COMMISSION


                          Washington, DC  20549


                               FORM 8-K


                            CURRENT REPORT

                  Pursuant to Section 13 or 15 (d) of the
                    Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):     October 1, 1998



                              ARCA CORP.
           (Exact name of registrant as specified in charter)



  New Jersey                333-5278-NY             22-3417547
(State or other             (Commission           (IRS Employer
 jurisdiction               File Number)         Identification No.)
of incorporation)



                         215 West Main Street
                     Maple Shade, New Jersey  08052
                (Address of principal executive offices)


Registrant's telephone number, including area code      (609) 667-0600

ITEM 5.  OTHER EVENTS.


On October 1, 1998, ARCA Corp. issued a press release reporting that the Company had entered into an agreement to acquire Allied American Capital Corporation. A copy of such press release is attached to this Form 8-K as
Exhibit 99.01.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

     a.    N/A

     b.    N/A

     c.    Exhibits

           99.01   ARCA Corp. Press Release dated October 1, 1998.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          ARCA CORP.

                                          /s/ Harry J. Santoro
DATED: October 6, 1998
                                          By: Harry J. Santoro
                                       President

                                         EXHIBIT 99.01
PRESS RELEASE

FOR MORE INFORMATION, CONTACT:
Harry J. Santoro, President
ARCA CORP.
(609) 667-0600   Fax: (609) 727-0218
          OR
Trudy M. Self
Self & Associates
(818) 880-5437


FOR IMMEDIATE RELEASE


ARCA Corp. To Acquire Allied American Capital Corporation

Maple Shade, New Jersey, October 1, 1998--ARCA Corp. (OTC:ARCC) today announced that it has entered into an agreement to acquire Allied American Capital Corporation. Under the terms of the agreement, Allied's current shareholders will exchange their shares in Allied for 10,450,000 shares of ARCA Corp. common stock. The acquisition is subject to regulatory approvals, upon Allied's raising net proceeds of approximately $30,000,000 in new capital, and the approval of ARCA's shareholders. The board of directors and shareholders of Allied have approved the merger.

ARCA Corp. is a financial services holding company. Through its subsidiaries, the Company is engaged in two lines of business; owning and operating income producing real estate, and the originating and servicing of loans to businesses, generally secured by real estate or other business assets ("business lending").

Allied American Capital Corporation, a privately held Texas-based corporation, was formed in January 1998 for the specific purpose of acquiring life insurance companies and related enterprises. On June 25, 1998, Allied entered into an acquisition agreement to acquire a majority interest in three life insurance companies for an aggregate purchase price of $18,705,000 plus
approximately 925,000 shares of Allied stock.   Allied has no current
business  activities.

ARCA and Allied intend to utilize their current investment banking relationships to obtain net proceeds of approximately $30,000,000 from a private placement of Allied's securities. It is anticipated that such securities will contain provisions for conversion into approximately 10,000,000 shares of ARCA common stock. The proceeds of the offering are needed to purchase the insurance companies and to provide working capital.
The acquisition of Allied by ARCA is contingent upon a successful closing of Allied's private placement. After acquiring Allied, ARCA will change its name to Allied American Capital Corporation. Subsequent to the Allied acquisition, ARCA plans to operate as a publicly traded company concentrating in the sale and distribution of life, health, accident and other insurance products through its various insurance companies and wholly-owned marketing
company.   ARCA also intends to operate a wholly owned finance company, Allied
American Finance Corporation. The finance company is expected to have two divisions; the Rural Development Loan Division and the Mortgage Banking Division. It is anticipated that ARCA's present two lines of business will be spun out to a newly formed Delaware corporation, which will be owned by the present shareholders of ARCA and operated by present management.

After the acquisition of Allied, ARCA will be guided by Wayne E. Williams and
William C. Meier, founders of Allied.   Mr. Williams has held executive
positions with privately held and publicly traded life and health insurance companies, and insurance marketing agencies. Mr. Meier is a practicing attorney, who served as a Texas State Senator from January 1973 through January 1983, and also has extensive experience in the insurance industry.
It is anticipated that the present management of ARCA will be replaced by a management team selected by Mr. Williams and Mr. Meier and the principal shareholders of Allied.

"I am delighted with the possible acquisition of Allied", said Harry Santoro, President of ARCA. Allied brings to ARCA a solid executive team with an exciting business plan which calls for not only the expansion of Allied's business, but also an integrated finance company."

The acquisition of Allied by ARCA is subject to regulatory approvals and Allied raising a net of approximately $30,000,000 by November 24, 1998.
There can be no assurance that such regulatory approvals will be obtained, or that Allied will secure financing, or if financing becomes available, that it will be on acceptable terms.

Certain statements made in this Press Release are "forward looking statements". Without limiting the generality of the foregoing, such information can be identified by the use of forward-looking terminology such as "anticipate", "will", "would", "expect", "intend", "plans to" or "believes", or other variations thereon, or comparable terminology. Actual results, performance or developments may differ materially from those expressed or implied by such forward-looking statements as a result of market uncertainties or industry factors. Some important factors that may cause actual results that differ materially from those in any forward-looking statements may include the availability of financing in the time frame required, market acceptance of Allied's products and services , competitive pressures, and the ability to attract and retain key executive sales and management personnel. ARCA disclaims any obligation or responsibility to update any such forward-looking statements.